United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 7, 2019

Date of report (date of earliest event reported)

Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 mgeenergy.com	39-2040501
000-1125	Madison Gas and Electric Company (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53788 (608) 252-7000 mge.com	39-0444025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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Item 1.01. Entry into a Material Definitive Agreement.

On February 7, 2019, MGE Energy, Inc. (MGEE) and Madison Gas and Electric Company amended and restated their existing credit agreements entered in 2015 principally to extend the maturity date to February 7, 2024.

Specifically, MGEE amended and restated its existing Credit Agreement dated as of June 1, 2015 with various financial institutions, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent. MGE amended and restated its existing Credit Agreement dated as of June 1, 2015 (MGE JPM Credit Agreement) with various financial institutions, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent, and its existing Credit Agreement dated as of June 1, 2015 (MGE USB Credit Agreement) with various financial institutions, as lenders, and U.S. Bank National Association, as administrative agent. The MGEE and MGE amended and restated credit agreements are collectively referred to in this report as the Amended and Restated Credit Agreements. See Item 2.03 below for a description of the Amended and Restated Credit Agreements and related information.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

MGEE Amended and Restated Credit Agreement

On February 7, 2019, MGEE amended and restated its existing Credit Agreement dated as of June 1, 2015. Under the amended and restated credit agreement, MGEE may borrow funds on a revolving credit basis, and may request letters of credit, all in a maximum amount outstanding not to exceed $50 million. The amended and restated credit agreement has an initial term expiring on February 7, 2024. MGEE may request up to two one-year extensions of that term, which, if granted by the lenders in their sole discretion, would cause the credit agreement to expire on February 7, 2026. The credit agreement also allows MGEE to request increases in the aggregate commitments, and therefore the aggregate amount available for borrowing, up to an additional $25 million. Any such increase is subject to the existing lenders, new lenders, or some combination of both, agreeing in their sole discretion to increase the existing commitments or extend new commitments.

MGE Amended and Restated Credit Agreements

On February 7, 2019, MGE amended and restated the MGE JPM Credit Agreement and the MGE USB Credit Agreement.

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Under the amended and restated MGE JPM Credit Agreement, MGE may borrow funds on a revolving credit basis, and may request letters of credit, all in a maximum amount outstanding not to exceed $60 million. The amended and restated credit agreement has an initial term expiring on February 7, 2024. It allows MGE to request increases in the aggregate commitments, and therefore the aggregate amount available for borrowing, up to an additional $30 million. Any such increase is subject to the existing lenders, new lenders, or some combination of both, agreeing in their sole discretion to increase the existing commitments or extend new commitments.

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Under the amended and restated MGE USB Credit Agreement, MGE may borrow funds on a revolving credit basis in a maximum amount outstanding not to exceed $40 million. The amended and restated credit agreement has an initial term expiring on February 7, 2024

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Amended and Restated Credit Agreements

Borrowings under the Amended and Restated Credit Agreements may bear interest at a rate based upon either a "floating rate" or a "Eurodollar Rate" adjusted for statutory reserve requirements, plus an adder based upon the credit ratings assigned to MGE's senior unsecured long-term debt securities.

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The "floating rate" is calculated on a daily basis as the highest of (i) a prime rate, (ii) the greater of a Federal Funds effective rate or overnight bank funding rate, plus 0.5% per annum, or (iii) a Eurodollar Rate for a one-month interest period plus 1%. The floating rate may not be less than 1.00%. The applicable adder ranges from zero to 0.125%.

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The "Eurodollar Rate" is calculated as provided in the Amended and Restated Credit Agreements. The applicable adder ranges from 0.625% to 1.125%.

In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration for purposes of setting the London interbank offered rate. As a result, it is possible that, commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. The borrowers understand that initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances, the Amended and Restated Credit Agreements provide a mechanism for determining an alternative rate of interest. There is no assurance that any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing Eurodollar Rate.

Interest based upon a floating rate is payable monthly. Interest based upon a Eurodollar Rate is payable on the last day of the selected interest period, unless that interest period exceeds three months, in which case it is also payable on the three-month anniversary of the first day of the selected interest period.

The Amended and Restated Credit Agreements contain customary representations and warranties, covenants and events of default. Each Amended and Restated Credit Agreement requires the borrower thereunder to maintain a ratio of consolidated indebtedness to consolidated total capitalization not to exceed a maximum of 65%. The ratio calculation excludes assets, liabilities, revenues, and expenses included in a borrower's financial statements as the result of the consolidation of "variable interest entities."

A change of control constitutes a default under each of the Amended and Restated Credit Agreements. Change in control events are defined as (i) a failure by MGEE to hold 100% of the outstanding voting equity interest in MGE or (ii) the acquisition of beneficial ownership of 30% or more of the outstanding voting stock of MGEE by one person or two or more persons acting in concert.

Copies of the Amended and Restated Credit Agreements are filed as exhibits to this Current Report on Form 8-K and reference is made to those exhibits for the text describing the terms, conditions and provisions of the Amended and Restated Credit Agreements.

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Forward-Looking Statements

Except for the historical information contained herein, certain of the matters discussed in this report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by MGEE and MGE include those factors discussed herein, as well as the items discussed in MGEE's and MGE's 2017 Annual Report on Form 10-K—ITEM 1A. Risk Factors, and other factors discussed in filings made by MGEE and MGE with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. Neither MGEE nor MGE undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired: None

(b)

Pro forma financial information: None

(c)

Shell company transactions: None

(d)

Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated as of February 7, 2019, among MGE Energy, Inc., as Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2

Amended and Restated Credit Agreement dated as of February 7, 2019, among Madison Gas and Electric Company, as Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3

Amended and Restated Credit Agreement dated as of February 7, 2019, among Madison Gas and Electric Company, as Borrower, various financial institutions and U.S. Bank National Association, as Administrative Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc. Madison Gas and Electric Company
(Registrants)

Date: February 13, 2019	/s/ Jeffrey C. Newman
Jeffrey C. Newman Executive Vice President, Chief Financial Officer, Secretary and Treasurer

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MGE Energy, Inc.

Exhibit Index to Form 8-K

Dated February 7, 2019

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated as of February 7, 2019, among MGE Energy, Inc., as Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.

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Madison Gas and Electric Company

Exhibit Index to Form 8-K

Dated February 7, 2019

Exhibit No.	Description

10.2

Amended and Restated Credit Agreement dated as of February 7, 2019, among Madison Gas and Electric Company, as Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3

Amended and Restated Credit Agreement dated as of February 7, 2019, among Madison Gas and Electric Company, as Borrower, various financial institutions and U.S. Bank National Association, as Administrative Agent.

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